    EXHIBIT 99.1

Shutterstock Reports Fourth Quarter and Full Year 2020 Financial Results

New York, NY - February 11, 2021 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform offering full-service solutions, high quality content, and tools for brands, businesses and media companies, today announced financial results for the fourth quarter and full year ended December 31, 2020.
Commenting on the Company’s performance, Stan Pavlovsky, the Company’s Chief Executive Officer, said, “Shutterstock had an exceptionally strong finish to 2020, with revenue growth acceleration across all geographies and channels, including a return to growth in our Enterprise channel. The momentum we have exhibited in evolving our business towards a subscription model is encouraging and I believe we are well positioned heading into 2021.
“I am also excited to welcome the TurboSquid family to our organization. With their blue-chip customer base, extensive network of 3D contributors and the expanding use cases for 3D, AR and VR, I believe this acquisition will generate valuable synergies and additional growth opportunities for our business.”

Fourth Quarter 2020 highlights as compared to Fourth Quarter 2019:
    Key Operating Metrics
•Subscribers increased 45%, to 281,000.
•Subscriber revenue increased 18% to $71.1 million.
•Average revenue per customer, increased 0.9% to $333.
•Paid downloads decreased 4% to 45.8 million.
•Revenue per download increased by $0.47 to $3.91.
•Image collection expanded 15% to over 360 million images.
•Footage collection expanded 24% to over 21 million clips.

    Financial Highlights
•Revenue increased 9% to $180.9 million. On a constant currency basis, revenue increased 7%.
•Income from operations increased by $21.8 million to $27.6 million.
•Net income increased 495% to $25.9 million.
•Adjusted EBITDA increased 101% to $48.5 million.
•Net income per diluted share increased by $0.58 to $0.70.
•Adjusted net income per diluted share increased by $0.67 to $0.93.
•Operating cash flows increased by 153% to $64.8 million.
•Free cash flow increased by 232% to $58.6 million.

Full Year 2020 highlights as compared to Full Year 2019:
    Key Operating Metrics
•Subscriber revenue increased 12% to $265.3 million.
•Paid downloads decreased 4% to 180.0 million.
•Revenue per download increased 7% to $3.68.

    Financial Highlights
•Revenue increased 2% to $666.7 million.
◦Foreign currency fluctuations did not have a significant impact on full year 2020 revenue.
•Income from operations increased by $65.1 million to $85.3 million.
•Net income increased 257% to $71.8 million.
•Adjusted EBITDA increased 61% to $154.9 million.
•Net income per diluted share increased by $1.40 to $1.97.
•Adjusted net income per diluted share increased by $1.39 to $2.62.
•Operating cash flows increased by 61% to $165.1 million.
•Free cash flow increased by 97% to $144.2 million.

Shutterstock Acquires TurboSquid
On February 1, 2021, Shutterstock completed the acquisition of TurboSquid, Inc. (“TurboSquid”), for a purchase price of approximately $75 million, subject to customary working capital and other adjustments, paid from existing cash on hand.

SHUTTERSTOCK INVESTOR RELATIONS MICRO SITE
Accessible at content.shutterstock.com/investor-report/index.html

FOURTH QUARTER RESULTS
Revenue
Fourth quarter revenue of $180.9 million increased $14.6 million or 9% as compared to 2019. Revenue generated through our E-commerce sales channel increased 11% as compared to the fourth quarter of 2019, to $111.8 million, and represented 62% of total revenue in the fourth quarter of 2020. Revenue from our Enterprise sales channel increased 6% as compared to the fourth quarter of 2019, to $69.1 million, and represented 38% of fourth quarter revenue in 2020.
On a constant currency basis, revenue increased 7% in the fourth quarter of 2020 as compared to the fourth quarter of 2019. On a constant currency basis, E-commerce revenue increased by 9% in the fourth quarter of 2020, as compared to the fourth quarter of 2019. On a constant currency basis, Enterprise revenue increased by 4% in the fourth quarter of 2020, as compared to the fourth quarter of 2019.

Net income and Income per diluted share
Net income of $25.9 million, increased $21.5 million as compared to $4.4 million for the fourth quarter in 2019. Net income per diluted share was $0.70, as compared to $0.12 for the same period in 2019. This increase is due primarily to our margin expansion initiatives, which have resulted in lower operating expenses, and, in part, to our increased revenue in the fourth quarter of 2020, as compared to the fourth quarter of 2019.
Adjusted net income per diluted share was $0.93 as compared to $0.26 for the fourth quarter of 2019, an increase of $0.67 per diluted share.

Adjusted EBITDA
Adjusted EBITDA of $48.5 million for the fourth quarter of 2020 increased by $24.4 million, or 101%, as compared to the fourth quarter of 2019, due primarily to our margin expansion initiatives, and, in part, to our increased revenue. The adjusted EBITDA margin increased to 26.8% from 14.5% in the fourth quarter of 2019.

FULL YEAR RESULTS
Revenue
Full year revenue of $666.7 million increased $16.2 million or 2% as compared to 2019. Revenue generated through our E-commerce sales channel increased 5% as compared to the full year 2019, to $412.5 million and represented 62% of total revenue in 2020. Revenue from our Enterprise sales channel decreased 2% as compared to 2019, to $254.2 million and represented 38% of total revenue in 2020.
Foreign currency fluctuations did not have a significant impact on full year 2020 revenues.

Net income and Income per diluted share
Net income of $71.8 million increased $51.7 million as compared to $20.1 million for the full year 2019. Net income per diluted share was $1.97 as compared to $0.57 for the full year 2019. This increase is primarily due our margin expansion initiatives, which have resulted in lower operating expenses, and, in part, to our increased revenue in 2020, as compared to 2019.
Adjusted net income per diluted share of $2.62 increased by $1.39, as compared to $1.23 for the full year 2019.

Adjusted EBITDA
Adjusted EBITDA of $154.9 million for 2020 increased $58.6 million or 61% as compared to the full year 2019, due primarily to our margin expansion initiatives, which have resulted in lower operating expenses, and, in part, to our increased revenue in 2020, as compared to 2019.

LIQUIDITY
For the full year 2020, our cash and cash equivalents increased by $125.3 million to $428.6 million at December 31, 2020, as compared with $303.3 million as of December 31, 2019. This increase was driven by $165.1 million of net cash provided by our operating activities partially offset by $35.3 million used in investing activities and $4.6 million used in financing activities. Net cash provided by our operating activities was favorably affected by our increased operating income, in addition to changes in the timing of payments pertaining to operating expenses.
Cash used in investing activities primarily consists of $25.6 million related to capital expenditures, an investment of $5.0 million in a creative production and analytics platform, $3.0 million paid to acquire the rights to distribute certain digital content and $1.9 million associated with the acquisition of artificial intelligence driven music technology. Cash used in financing activities consists primarily of $24.4 million related to the payment of the quarterly cash dividends and $4.5 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards, partially offset by $23.2 million of net proceeds from our Stock Offering, discussed below.
Free cash flow was $144.2 million for the full year 2020, an increase of $71.0 million from the full year 2019. This change was primarily driven by higher cash flows from operating activities.

QUARTERLY CASH DIVIDEND
In December of 2020, the Company paid a cash dividend of $0.17 per common share or $6.2 million and during the year ended December 31, 2020, the Company declared and paid cash dividends of $0.68 per common share, or $24.4 million.
On January 12, 2021, the Board of Directors declared a dividend of $0.21 per share of outstanding common stock, payable on March 18, 2021 to stockholders of record at the close of business on March 4, 2021.

STOCK OFFERING
On August 14, 2020, the Company completed an offering (the “Stock Offering”), whereby 2,580,000 shares of our common stock were sold to the public at a price to the public of $48.50 per share. The Company sold 516,000 shares of common stock in the Stock Offering and its Founder and Executive Chairman of the Board sold 2,064,000 shares of common stock in the Stock Offering. The Company received net proceeds from the shares sold, of approximately $23.2 million, after deducting underwriting discounts and commissions and offering expenses payable. The Company did not receive any proceeds from the shares sold by the Company’s Founder and Executive Chairman of the Board.

KEY OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Subscribers (end of period)(1)	281,000	194,000	281,000	194,000
Subscriber revenue (in millions)(2)	$71.1	$60.5	265.3	236.5

Average revenue per customer (last twelve months)(3)	$333	$330	$333	$330
Paid downloads (in millions)(4)	45.8	47.7	180.0	187.8
Revenue per download (5)	$3.91	$3.44	$3.68	$3.43
Content in our collection (end of period, in millions)(6):
Images	360	314	360	314
Footage clips	21	17	21	17
_______________________________________________________________________________________________________________________
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the trailing twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the trailing twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our photographs, vectors, illustrations, footage or music tracks. Paid downloads exclude custom content and downloads of content that are offered to customers for no charge, including our free image of the week.
(5) Revenue per download is the amount of content-related revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

2021 GUIDANCE UPDATE
The Company’s current expectations for the full year 2021, are as follows:
•Revenue of $708 million to $722 million, representing growth of 6% to 8%.
•Adjusted EBITDA of between $165 million to $171 million.
•Adjusted net income per diluted share of between $2.75 to $2.90.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments; adjusted net income per diluted common share as adjusted net income divided by weighted average diluted shares; revenue growth (including by distribution channel) on a constant currency basis as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue during the period; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition, and, with respect to the year ended December 31, 2020, a payment associated with long-term incentives related to our 2017 acquisition of Flashstock. These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations and after excluding the impact of nonrecurring payments associated with long-term incentives related to our 2017 acquisition of Flashstock, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance or a reconciliation of adjusted net income per diluted share guidance to net income per diluted share guidance, because we are unable to calculate with reasonable certainty the impact of potential future transactions, including, but not limited to, capital structure transactions, restructuring, acquisitions, divestitures or other events and asset impairments, without unreasonable effort. These amounts depend on various factors and could have a material impact on net income and net income per diluted share, but may be excluded from adjusted EBITDA and adjusted net income per diluted share. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its fourth quarter and full year financial results during a teleconference today, February 11, 2021, at 8:30 AM ET. The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 4294996. A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until February 18, 2021 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 4294996.
Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), is a leading global creative platform offering full-service solutions, high-quality content, and tools for brands, businesses and media companies. Directly and through its group subsidiaries, Shutterstock’s comprehensive collection includes high-quality licensed photographs, vectors, illustrations, videos and music. Working with its growing community of over 1.6 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 360 million images and more than 21 million footage clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media offering; Shutterstock Studios, an end-to-end custom creative shop; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; and Shutterstock Editorial, a premier source of editorial images for the world’s media.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding management’s future business, future results of operations or financial condition, including full year 2021 guidance, new or planned features, products or services, management strategies, Shutterstock’s expectations regarding financial outlook and future growth and profitability, statements regarding anticipated effects of the Company’s acquisition of TurboSquid and statements regarding anticipated improvements in operations. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. However, not all forward-looking statements contain these words. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the Tax Cuts and Jobs Act of 2017; public health crises including the COVID-19 pandemic; general economic and political conditions worldwide, including disruption and volatility caused by COVID-19 and any resulting economic recession; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Aimée Leabon
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Revenue	$180,944	$166,371	$666,686	$650,523

Operating expenses:
Cost of revenue	66,308	71,797	259,573	278,176
Sales and marketing	44,369	47,182	159,241	181,730
Product development	9,867	15,103	46,038	57,216
General and administrative	32,807	26,486	116,568	113,246
Total operating expenses	153,351	160,568	581,420	630,368
Income from operations	27,593	5,803	85,266	20,155
Other income, net	4,763	2,816	4,257	4,761
Income before income taxes	32,356	8,619	89,523	24,916
Provision for income taxes	6,477	4,266	17,757	4,808
Net income	$25,879	$4,353	$71,766	$20,108

Earnings per share
Basic	$0.71	$0.12	$2.00	$0.57
Diluted	$0.70	$0.12	$1.97	$0.57

Weighted average common shares outstanding:
Basic	36,234	35,478	35,844	35,285
Diluted	37,183	35,786	36,369	35,581

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$428,574	$303,261
Accounts receivable, net of allowance of $4,942 and $3,579	43,846	47,016
Prepaid expenses and other current assets	16,650	26,703
Total current assets	489,070	376,980
Property and equipment, net	50,906	58,834
Right-of-use assets	39,552	45,453
Intangibles assets, net	25,765	26,669
Goodwill	89,413	88,974
Deferred tax assets, net	13,566	14,387
Other assets	21,372	19,215
Total assets	$729,644	$630,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,442	$6,104
Accrued expenses	67,909	53,864
Contributor royalties payable	26,336	25,193
Deferred revenue	149,843	141,922
Other liabilities	10,399	18,811
Total current liabilities	256,929	245,894
Lease liabilities	41,620	47,313
Other non-current liabilities	9,170	9,160
Total liabilities	307,719	302,367
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 38,803 and 38,055 shares issued and 36,245 and 35,497 shares outstanding as of December 31, 2020 and December 31, 2019, respectively	389	381
Treasury stock, at cost; 2,558 shares as of December 31, 2020 and December 31, 2019	(100,027)	(100,027)
Additional paid-in capital	360,939	312,824
Accumulated other comprehensive loss	(7,681)	(6,220)
Retained earnings	168,305	121,187
Total stockholders’ equity	421,925	328,145
Total liabilities and stockholders’ equity	$729,644	$630,512

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$25,879	$4,353	$71,766	$20,108
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,239	12,604	41,359	49,915
Deferred taxes	1,225	(545)	1,019	(2,025)
Non-cash equity-based compensation	10,628	4,931	28,309	22,815
Bad debt expense	994	570	2,580	84
Changes in operating assets and liabilities:
Accounts receivable	3,648	(571)	513	(6,169)
Prepaid expenses and other current and non-current assets	2,591	4,901	9,775	4,246
Accounts payable and other current and non-current liabilities	3,290	(4,924)	8,587	8,360
Long-term incentives related to acquisitions	—	—	(7,759)	—
Contributor royalties payable	1,258	(180)	1,075	2,168
Deferred revenue	5,095	4,487	7,848	3,144
Net cash provided by operating activities	$64,847	$25,626	$165,072	$102,646

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(5,353)	(6,534)	(25,630)	(26,081)
Business and asset acquisitions	(1,850)	—	(1,850)	—
Proceeds from sale of Webdam, net	—	—	—	2,500
Long term investments	(5,000)	—	(5,000)	—
Acquisition of content	(863)	(1,448)	(2,970)	(3,344)
Security deposit (payment) / release	(156)	(309)	140	(309)
Net cash used in investing activities	$(13,222)	$(8,291)	$(35,310)	$(27,234)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	—	—	23,153	—
Proceeds from exercise of stock options	542	769	1,171	5,365
Cash paid related to settlement of employee taxes related to RSU vesting	(649)	(690)	(4,510)	(7,061)
Payment of cash dividend	(6,154)	—	(24,401)	—
Net cash used in financing activities	$(6,261)	$79	$(4,587)	$(1,696)

Effect of foreign exchange rate changes on cash	83	451	(2,475)	(1,307)
Net increase in cash, cash equivalents and restricted cash	45,447	17,865	122,700	72,409

Cash, cash equivalents and restricted cash, beginning of period	383,127	288,009	305,874	233,465
Cash, cash equivalents and restricted cash, end of period	$428,574	$305,874	$428,574	$305,874

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$5,984	$415	$8,751	$1,902

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$25,879	$4,353	$71,766	$20,108
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	10,239	12,604	41,359	49,915
Non-cash equity-based compensation	10,628	4,931	28,309	22,815
Other adjustments, net (1)	(4,763)	(2,054)	(4,257)	(1,332)
Provision for income taxes	6,477	4,266	17,757	4,808
Adjusted EBITDA	$48,460	$24,100	$154,934	$96,314
Adjusted EBITDA margin	26.8%	14.5%	23.2%	14.8%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$25,879	$4,353	$71,766	$20,108
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	10,628	4,931	28,309	22,815
Tax effect of non-cash equity-based compensation (2)	(2,498)	(1,159)	(6,653)	(5,363)
Acquisition-related amortization expense	648	704	2,261	4,691
Tax effect of acquisition-related amortization expense (2)	(152)	(165)	(531)	(1,034)
Acquisition-related long-term incentives and contingent consideration (3)	—	762	—	3,430
Tax effect of acquisition-related long-term incentives and contingent consideration (2)	—	(202)	—	(910)
Adjusted net income	$34,505	$9,224	$95,152	$43,737

Net income per diluted share	$0.70	$0.12	$1.97	$0.57
Adjusted net income per diluted share	$0.93	$0.26	$2.62	$1.23
Weighted average diluted shares	37,183	35,786	36,369	35,581
____________________________________________________________________________________________________________________
(2)Tax effect reflects the estimated impact of the adjustment on the provision for income taxes.
(3)Represents expenses related to long-term incentives and contingent consideration related to our 2017 acquisition of Flashstock.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Total Revenues	$180,944	$166,371	$666,686	$650,523

Revenue growth	9%	3%	2%	4%
Revenue growth on a constant currency basis	7%	3%	2%	6%

E-commerce revenues	$111,805	$100,902	$412,521	$392,241
Revenue growth: E-commerce	11%	6%	5%	7%
Revenue growth: E-commerce on a constant currency basis	9%	6%	5%	9%

Enterprise revenues	$69,139	$65,469	$254,165	$258,282
Revenue growth: Enterprise	6%	(2)%	(2)%	1%
Revenue growth: Enterprise on a constant currency basis	4%	—%	(2)%	3%

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$64,847	$25,626	$165,072	$102,646
Capital expenditures	(5,353)	(6,534)	(25,630)	(26,081)
Content acquisition	(863)	(1,448)	(2,970)	(3,344)
Payments associated with long-term incentives related to acquisitions	—	—	7,759	—
Free cash flow	$58,631	$17,644	$144,231	$73,221

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19

Subscribers (end of period, in thousands) (1)	281	255	223	209	194	184	173	161
Subscriber revenue (in millions) (2)	$71.1	$67.6	$62.7	$63.9	$60.5	$60.1	$57.9	$58.0

Average revenue per customer (last twelve months) (3)	$333	$328	$326	$329	$330	$327	$325	$323
Paid downloads (in millions) (4)	45.8	43.4	44.0	46.8	47.7	46.3	46.6	47.2
Revenue per download (5)	$3.91	$3.79	$3.61	$3.42	$3.44	$3.40	$3.44	$3.42
Content in our collection (end of period, in millions): (6)
Images	360	350	340	330	314	297	280	260
Footage clips	21	20	19	18	17	16	15	14

Revenue by Sales Channel and Billings(7)

	Three Months Ended
	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
	(in millions)
E-commerce revenue	$111.8	$102.8	$98.2	$99.7	$100.9	$96.2	$97.0	$98.1
Enterprise revenue	69.1	62.4	61.1	61.5	65.5	62.8	64.7	65.2
Total revenue	$180.9	$165.2	$159.2	$161.3	$166.4	$159.1	$161.7	$163.3

Change in total deferred revenue	$5.2	$6.4	$(0.7)	$(3.0)	$4.4	$0.4	$(0.2)	$(2.2)
Total billings	$186.1	$171.7	$158.6	$158.2	$170.8	$159.5	$161.5	$161.1

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(1)Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2)Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3)Average revenue per customer is calculated by dividing total revenue for the trailing twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the trailing twelve-month period.
(4)Paid downloads is the number of downloads that our customers make in a given period of our photographs, vectors, illustrations, footage or music tracks. Paid downloads exclude custom content and downloads of content that are offered to customers for no charge, including our free image of the week.
(5)Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(6)Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.
(7)Certain amounts in the table may not foot due to rounding.